Exhibit 99.B(d)(62)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation and
Parametric Portfolio Associates LLC

As of January 12, 2016, as amended June 30, 2016

SEI INSTITUTIONAL MANAGED TRUST

Overlay Services

Large Cap Fund

Large Cap Value Fund

Large Cap Growth Fund

Tax-Managed Managed Volatility Fund

Tax-Managed Large Cap Fund

Tax-Managed Small/Mid Cap Fund

Small Cap Fund

Small Cap Value Fund

Small Cap Growth Fund

Tax-Managed International Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	Parametric Portfolio Associates LLC

By:	By:
/s/ William T. Lawrence	/s/ Christine C. Smith

Name:	Name:
William T. Lawrence	Christine C. Smith

Title:	Title:
Vice President	Chief Administrative Officer

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Parametric Portfolio Associates LLC

As of January 12, 2016, as amended June 30, 2016

Pursuant to Paragraph 5, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Tax-Managed Managed Volatility Fund	[Redacted]

Large Cap Fund, Large Cap Value Fund, Large Cap Growth Fund, Tax-Managed Large Cap Fund, Tax-Managed Small/Mid Cap Fund, Small Cap Fund, Small Cap Value Fund and Small Cap Growth Fund

As of the effective date of this Agreement, the Sub-Adviser currently provides investment advisory/sub-advisory overlay services to the following SEI mutual funds (each an “Overlay Services SEI Fund”, collectively the “Overlay Services SEI Funds”):

•      SEI Institutional Managed Trust Large Cap Fund;

•      SEI Institutional Managed Trust Large Cap Value Fund;

•      SEI Institutional Managed Trust Large Cap Growth Fund;

•      SEI Institutional Managed Trust Tax-Managed Large Cap Fund;

•      SEI Institutional Managed Trust Tax-Managed Small/Mid Cap Fund;

•      SEI Institutional Managed Trust Small Cap Fund;

•      SEI Institutional Managed Trust Small Cap Value Fund;

•      SEI Institutional Managed Trust Small Cap Growth Fund;

•      SEI Institutional Managed Trust Tax-Managed International Managed Volatility Fund;

•      New Covenant Growth Fund; and

•      Catholic Values Equity Fund

The Sub-Adviser shall receive from the Adviser a single, combined monthly fee for services provided to the Overlay Services SEI Funds. The average daily assets of each Overlay Services SEI Fund (the “Individual Overlay Assets”) will be applied to the fee schedule set forth in Table 1 to determine each Overlay Services SEI Fund’s pro rata portion of the total monthly fee.

Table 1

[Redacted]

The total fee is calculated by aggregating the Individual Overlay Asset fees determined for each Overlay Service SEI Fund and multiplying the sum by the discount set forth below in Table 2. The discount is determined by aggregating all Individual Overlay Assets. In all cases, the fees represent “waterfall” or declining incremental fees, and increasing incremental discounts.

Table 2

[Redacted]

Agreed and Accepted:

SEI Investments Management Corporation	Parametric Portfolio Associates LLC

By:	By:
/s/ William T. Lawrence	/s/ Christine C. Smith

Name:	Name:
William T. Lawrence	Christine C. Smith

Title:	Title:
Vice President	Chief Administrative Officer